UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 24, 2019

PACMAN MEDIA INC.

(Exact name of registrant as specified in its charter)

Nevada	333-202717	32-0421189
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

No. 5, Lane 97, Songlin Road

Pudong New District

 Shanghai, China

(Address of Principal Executive Offices)

+86 021 6029 8205

(Registrant’s telephone number, including area code)

Unit 8954

483 Green Lanes London, N134BS England, U.K.

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On April 24, 2019, our majority stockholder, holding 99% of our outstanding voting securities (“Majority Shareholder”), executed written consent approving the following corporate actions (“Corporate Actions”):

(a). Change the name of the Company from “Pacman Media Inc.” to “Future International Group Corp.”,

(b). Increase the authorized shares of common stock, $0.001 par value, from 75,000,000 to 500,000,000 shares, and

(c). Create a class of preferred stock, $0.001 par value, called the Class A Preferred Stock in the amount of 10,000,000 authorized shares, with each share of Class A Preferred Stock having 100 votes to be cast with respect to any and all matters presented to shareholders for a vote whether at a meeting of shareholders or by written consent. Apart from the voting rights stated in the preceding sentence, the Class A Preferred Stock shall have no other rights, privileges or preferences.

The Corporate Actions were adopted by written consent of our sole Director on April 23, 2019, and the sole Director recommended that the Corporate Action be presented to our shareholders for approval.

The Company intends to immediately file an Issuer Company-Related Action Notification Form with FINRA to reflect the Corporate Action and to request a voluntary symbol change. At or after the filing with FINRA, the Company will file an Amendment to its Articles of Incorporation with the State of Nevada to reflect the Corporate Action.

On April 24, 2019, Mr. David Mark Evans resigned in all capacities as an officer of the Company, including as the Company’s Chief (Principal) Executive Officer and Chief (Principal) Financial Officer. On that same date, Mr. Guobin Su was appointed the Company’s new Chief (Principal) Executive Officer, Chief (Principal) Financial Officer, Secretary and Treasurer. Mr. Evans was an officer and director of the Company since inception (September 15, 2013). He resigned as a director of the Company in connection with the change of control which occurred on March 29, 2019 as disclosed in the Company’s Form 8-K filed on April 3, 2019.

Name	Age	Position
Guobin Su	31	Chief (Principal) Executive Officer, Chief (Principal) Financial Officer, Secretary, Treasurer and Director

Please refer to the above referenced Form 8-K of the Company filed on April 3, 2019 for a complete description of the business background of the newly appointed officer.

There are no family relationships between our officers and/or directors. There have been no transactions since the beginning of our last fiscal year, or any currently proposed transaction, in which we were or are to be a participant, exceeding $120,000 and in which our new officer had or will have a direct or indirect material interest. There is no material plan, contract or arrangement (whether or not written) to which our new officer is a party or in which he participates that is entered into or a material amendment in connection with the triggering event or any grant or award to any such covered person or modification thereto, under any such plan, contract or arrangement in connection with any such event. The officer serves in such executive positions at the discretion of the Board of Directors. The Company and its new officer have not reached any agreement for his compensation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pacman Media Inc.

(Registrant)

/s/ Guobin Su

Guobin Su

President

                                                                        Date: April 26, 2019